Exhibit 10.6

REPUBLIC OF GUINEA

Work — Justice — Solidarity

NATIONAL PETROLEUM OFFICE

(ONAP)

No. 00014/PRG/ONAP/DG/24/01/17	Conakry, Jan. 24, 2017

The Director General

To

The attention of Mr. Ray Leonard
President and Chief Executive Officer
Hyperdynamics Corporation

Dear Sir:

We are writing further to your letter dated January 23, 2017 concerning your request for a postponement of the deadline for setting up the bank guarantee and clarification concerning articles 4.2 and 4.7 also pertaining to the establishment of an additional security instrument covering the 46 million dollars equivalent to the budget for producing the FATALA well.

In return, please note as follows:

1.              Postponement of the deadline for setting up the bank guarantee:

We are granting your request for a postponement of the deadline for setting up the bank guarantee in the amount of USD 5 million for an additional thirty (30) days from the contractual date of January 21, 2017 initially scheduled for this purpose, thus making the new deadline for setting up this guarantee February 20, 2017.

We note your commitment to meet this deadline for setting up the bond and to not ask for any further postponements.

Sis-Minière — C/Dixinn — Ckry- PO Box 892 Tel.:  (+224) 620 351 665 / 625 256 869 NIE 030417E

2.              Clarification concerning the provisions of articles 4.2 and 4.7 of the extension amendment:

We agree with you that it will be financially onerous to put a bank guarantee in the amount of USD 46 million in place on April 12, 2017 and to meet the drilling expenses for the well at the same time.

We grant your request to postpone this date for putting a security instrument in place in case of non-compliance with the contractual obligations, particularly the production of the FATALA well.

The operator is, however, required to deposit the bank guarantee at the end of the work for the FATALA well in the amount of 46 million dollars after deduction of all expenses included in connection with drilling preparations in accordance with the provisions of article 4.1 of the extension contract.

[Oval stamp]  Presidency of the Republic * National Petroleum Office * The Director General

[Signature]

Diakaria Koulibaly